ATTACHMENT 77D TO FORM N-SAR OF IPC FUNDS FOR THE PERIOD ENDED DECEMBER 31, 2004


         The portfolio of each series of shares of the Trust (each a "Fund") had been liquidated prior to December 31, 2004; therefore, no Fund was pursuing its investment objective or its principal investment strategies as of that date.

         On August 16, 2004, the board of trustees (the "Board") of IPC Funds (the "Trust") determined to terminate each Fund: WWW Internet Fund, Growth Flex Fund and Market Opportunities Fund. On that date, the Trust began the process of liquidating the portfolio securities of each Fund and subsequently began the process of distributing each Fund's net assets to its shareholders.

         The portfolio of the Market Opportunities Fund was liquidated and substantially all of the net assets of the Market Opportunities Fund were distributed to its shareholders of record as of August 19, 2004.

         Most of the portfolio of the Growth Flex Fund was liquidated and most of the net assets of the Growth Flex Fund were distributed to its shareholders of record as of August 19, 2004. The remaining portfolio securities were subsequently liquidated and substantially all of the remaining net assets of the Growth Flex Fund were distributed to shareholders of record as of November 15, 2004.

         Most of the portfolio of the WWW Internet Fund was liquidated and most of the net assets of the WWW Internet Fund were distributed to its shareholders of record as of August 19, 2004. The remaining portfolio securities were subsequently liquidated and, as a result of this liquidation, the WWW Internet Fund received a promissory note in the principal amount of $200,000 that is due May 1, 2005. The Board determined that this promissory note should be valued at zero. Thereafter, substantially all of the remaining net assets of the WWW Internet Fund were distributed to shareholders of record as of November 15, 2004.
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         The Trust's responses in this filing reflect the following:

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        Each Fund continues to exist as a series of the Trust as of December 31, 2004.    Question 7(B)
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        Each Fund has been liquidated as of December 31, 2004.                            Question 7(C)
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        The Trust had an investment adviser, administrator, underwriter, shareholder      Questions 8-18.
        servicing agent, independent public accountant, affiliated broker/dealer and custodian during the period.
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        Each Fund had portfolio transactions during the period but none of the Funds      Questions 20-26.
        had any net assets as of December 31, 2004.
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        Each Fund's shares were purchased and redeemed during the period, but none of     Questions 28-44, 61
        the Funds had any shareholders of record as of December 31, 2004.
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        The Trust had an advisory contract during the period.  The advisory contract as   Questions 45-54
        to the Growth Flex Fund and the Market Opportunities Fund was terminated as of
        November 26, 2004.  The advisory contract as to the WWW Internet Fund, which provided for an advisory fee based on investment performance, was terminated during the period and replaced with an interim advisory contract, which provided for an advisory fee based solely on a percentage of the WWW Internet
        Fund's assets.  The interim advisory contract was terminated as of November 26,
        2004.
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        Each Fund had continuing operations during the period, but none of the Funds      Item 55 and Items 62-75
        had operations as of December 31, 2004.  The amounts shown in sub-items 72B through 72EE are not based upon the annual financial statements as of December
        31, 2004 contained in reports to shareholders because none of the Funds had any shareholders of record as of that date and, therefore, the Trust did not transmit to shareholders of record a report for such period.  The amounts shown in sub-items 72B through 72EE are based on the Trust's accounting records.
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        Prior to August 19, 2004, the WWW Internet Fund and the Growth Flex Fund were     Item 60
        diversified series of the Trust, but neither Fund was a diversified series of the Trust as of December 31, 2004 due to the liquidation of their portfolios.
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